UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2012

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

UNDERWRITTEN OFFERING

On February 9, 2012, Apricus Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC (“LCM”), as the sole book-running manager, and JMP Securities LLC (“JMP”) and Roth Capital Partners (“Roth”) as the co-managers (together, LCM, JMP and Roth, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in an underwritten public offering an aggregate of 4,938,272 Units (“Units”) to be sold to the Underwriters at the closing of the offering, and up to 740,740 Units subject to an over-allotment option granted to the Underwriters exercisable for a period of 30 days. Each Unit consists of one share of common stock, $0.001 par value per share (the “Common Stock”) of the Company (the “Common Shares”) and one warrant (the “Warrants”) to purchase .50 shares of Common Stock (such shares of common stock underlying the Warrants are referred to herein as the “Warrant Shares”) at a public offering price of $4.05 per Unit. The Underwriters have agreed to purchase the Units from us pursuant to the Underwriting Agreement at a price of $3.807 per Unit, which represents a 6.0% discount to the public offering price. The Common Shares, the Warrants and the Warrant Shares are being issued and sold pursuant to the effective registration statement of Form S-3 (Registration No. 333-178832) (the “Registration Statement”).

The Warrants will become exercisable immediately upon issuance and will expire five years from the date of issuance. The exercise price of the Warrants is $5.25 per share of common stock. Holders will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. We do not plan on applying to list the Warrants on the NADSDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Underwriting Agreement and the Warrant, which are filed as exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K.

The Offering is expected to close on February 14, 2012, subject to the satisfaction of customary closing conditions. The net proceeds to us from this offering are expected to be approximately $18.8 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, and excluding any proceeds we may receive upon exercise of the warrants to be issued in the offering.

On February 8, 2012 the Company issued a press release announcing that it intended to make a public offering of securities. On February 9, 2012, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference. Brownstein Hyatt Farber Schreck, LLP, Nevada counsel to the Company, has issued an opinion to the Company, dated February 9, 2012, regarding the Common Shares and the Warrant Shares to be sold in the Offering and Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated February 9, 2012, regarding the Warrants to be sold in the Offering. Copies of the opinions are filed as Exhibit 5.1and Exhibit 5.2, respectively, to this Current Report on Form 8-K.

PUBLIC DISCLOSURE UPDATES

We are filing the following information with the Securities and Exchange Commission for the purpose of updating certain aspects of the publicly disclosed descriptions of our Business and Recent Developments.

Business

We are a Nevada corporation and have been in existence since 1987. On September 10, 2010, the Company changed its name from “NexMed, Inc.” to “Apricus Biosciences, Inc.” We have operated in the pharmaceutical industry since 1995, initially focusing primarily on research and development in the area of drug delivery and now additionally we are focusing on the specialty pharmaceutical business. Our proprietary drug delivery technology is called NexACT® and we have one approved drug using the NexACT® delivery system, Vitaros®, which is approved in Canada for the treatment of erectile dysfunction. We have added additional approved products including Totect®, Granisol® and Aquoral™ as described below being marketed in the area of Oncology Support.

Our pipeline of NexACT® product candidates includes Femprox® for female sexual arousal disorder, MycoVa™ for onychomycosis excluding tinea pedis (nail fungal infection), RayVa™ for Raynaud’s Syndrome and PrevOnco™ for liver cancer. We are seeking to enhance our business development activities by offering potential partners clearly defined regulatory paths for our product candidates under development. We are seeking to expand the potential uses of the NexACT® technology into the topical, transdermal, oral, subcutaneous, ocular and rectal delivery of multi-classes of drugs for these and other indications.

In addition, we are actively engaged in acquiring companies and in-licensing drugs that will complement our product portfolio. We purchased Topotarget USA, Inc., a company that owns the rights to Totect®, the only drug approved in the US for the treatment of anthracycline extravasation, and we have in-licensed the rights to co-promote the drug Gransiol®, the only FDA-approved, oral, ready-to-use liquid solution of granisetron, and AQUORAL™, an FDA-cleared, prescription-only spray for the treatment of Xerostomia (the medical term for dry mouth due to a lack of saliva) in the US. We also own all rights to Granisol® outside the US and recently added the Ex-North American rights for Nitromist®, an FDA-approved nitrate vasodilator indicated for acute relief of an attack or acute prophylaxis of angina pectoris (chest pain) due to coronary artery disease (narrowing of the blood vessels that supply blood to the heart).

We estimate the total potential addressable market for each of these products is as follows: Totect®, $50 million (Americas); Gransiol®, $70 million (Americas); AQUORAL™, $30 million (Americas); Vitaros®, $4 billion (worldwide); Femprox®, up to $4 billion (worldwide); MycoVa™, $1 billion (worldwide); and PrevOnco™, $1 billion (worldwide).

Recent Developments

We had cash of approximately $7.4 million as of December 31, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 9, 2012

4.1	Form of Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.2	Opinion of Ropes & Gray, LLP

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)

23.2	Consent of Ropes & Gray, LLP (contained in Exhibit 5.2 above)

99.1	Press Release of Apricus Biosciences, Inc. dated February 8, 2012

99.2	Press Release of Apricus Biosciences, Inc. dated February 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2012	Apricus Biosciences, Inc.

/s/ Randy Berholtz
	Name:	Randy Berholtz
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 9, 2012

4.1	Form of Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.2	Opinion of Ropes & Gray, LLP

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)

23.2	Consent of Ropes & Gray, LLP (contained in Exhibit 5.2 above)

99.1	Press Release of Apricus Biosciences, Inc. dated February 8, 2012

99.2	Press Release of Apricus Biosciences, Inc. dated February 9, 2012